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                              INVESTOR PLUS PLAN           FOR NEW SHAREHOLDERS
                               ENROLLMENT FORM
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Please print all items except signature.               Our mailing address is
Questions?  Call toll-free 1-800-763-5891
from 9:00 a.m.-4:00 p.m., Eastern                      SCANA Corporation
Time, Monday through Friday.  Return your              Shareholder Services 054
completed enrollment form and cash                     Columbia SC 29218
payment in the envelope provided.



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  A.    ENROLLING IN THE PROGRAM.
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I wish to enroll by making an initial cash investment. Enclosed is a check or money order for $__________ ($250 minimum) made payable to SCANA Corporation.

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  B.    DIVIDENDS
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I would like to (check one box) [ ] REINVEST ALL DIVIDENDS
                                [ ] RECEIVE ALL DIVIDENDS

By sending a cash payment to SCANA Corporation, you are authorizing SCANA to hold your shares in the SCANA Investor Plus Plan. There are three options available under this Plan, and you may send monthly cash payments. You may change your enrollment option by using the Enrollment Confirmation form that you will receive after your account has been established.

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  C.    YOUR ACCOUNT REGISTRATION
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TYPE OF ACCOUNT:  Please check one box and provide all requested information.

  [ ] INDIVIDUAL OR JOINT. Joint accounts will be presumed to be joint tenants unless restricted by applicable state law or otherwise indicated. Only one Social Security Number is required for tax reporting.

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          Owner's first name                  M.I.                  Last name

          Owner's Social Security Number

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          Joint owner's first name          M.I.                  Last name

  [ ]  CUSTODIAL. A minor is the beneficial owner of the account with an adult
          Custodian managing the account until the minor becomes of age, as specified in the Uniform Gift/Transfer to Minors Act in the minor's state of residence.

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Custodian's first name  M.I.  Last name    Minor's first name  M.I.  Last name

-------------------------------   -------------------------    -----------------
Minor's Social Security Number    Minor's state of residence   Gift or Transfer

   [ ] TRUST. Account is established in accordance with provisions of a trust agreement.

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Trustee/s                                Trust date

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Name of trust                            Tax ID Number

   [ ] CORPORATION, PARTNERSHIP, or OTHER ENTITY. Investment clubs must attach a copy of club by-laws or charter.

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Business name                 Type of ownership              Tax ID Number

 []   OTHER. Attach instructions. Investment clubs must attach a copy of club by-laws or charter.

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  D.    SIGNATURE
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By signing this form, I request enrollment, certify that I have received and read the prospectus describing the SCANA Shareholder Investment Program and agree to abide by the terms and conditions of the Program. I understand that I may revoke this authorization at any time by written notice to SCANA Corporation. All joint owners must sign.

Under penalties of perjury, I certify that: A. the number shown on this form is my/our correct Social Security Number or Taxpayer Identification Number. B. I am not subject to backup withholding, either because (1) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (2) the IRS has notified me that I am no longer subject to backup withholding. ( ___ I have marked this space indicating that I am subject to backup withholding because of underreporting of interest or dividends on my tax returns.)

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 Signature                 Date     Signature                     Date


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Please print your name and address on the lines below:

E.    YOUR MAILING ADDRESS

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Please print or type your name and address at left.
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Provide your day and evening phone numbers to assist us in processing your enrollment.

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Daytime phone:  ( ______ ) ______________________________

Evening phone:  ( ______ ) ______________________________
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